Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2016)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2016 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2016, the Company determined that certain of our subsidiaries were subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 137 suppliers from whom we may have purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals used in the production of our products originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and our third party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”), developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals. Specifically, our efforts included sending to each Subject Supplier an initial communication containing the CMRT and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the CMRT questions. Further, if a Subject Supplier was unable to provide a completed CMRT, other suppliers in the supply chain were engaged in an effort to establish a chain of custody to the smelter or refiner.

After establishing an initial deadline for return of completed CMRTs, we sent several follow-up requests to non-responsive Subject Suppliers. We ultimately received responses from approximately 53% of the Subject Suppliers, 84% of which indicated that one or more Conflict Minerals was necessary to the functionality or production of the products they supplied to the Company. The responses were reviewed for plausibility and consistency, and additional information was requested as needed to clarify any imprecise responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one or more of the Company’s products may have originated within the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal, cross-functional team and internal reporting processes to identify the presence of all Conflict Minerals within Quanta’s products and supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the CMRT as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 21% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals they processed. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of the Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the CFSI Conflict-Free Smelter Program. If a smelter or refiner was not certified by such a standard, we undertook further steps to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, we reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information we made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risks identified in our supply chain and respond to such risks as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

In accordance with the guidance provided in the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued April 29, 2014, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we undertake to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to engage our direct suppliers with annual requests for Conflict Minerals reporting information, targeting a higher response rate; and if ultimately required, conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended December 31, 2016, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country, or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

The products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals include certain pipeline and downhole inspection tools and certain protection and control panels for use in electrical substations. The Conflict Minerals are predominantly utilized in electrical components within these products (e.g., integrated circuits, resistors, printed circuit boards and electrical connectors). Our efforts to determine the mine or location of origin of the necessary Conflict Minerals with the greatest possible specificity are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)
5NPLUS	Tin
A.L.M.T. Corp.*	Tungsten
Abington Reldan Metals, LLC	Gold
ACL Metais Eireli	Tungsten
Advanced Chemical Company*	Gold
Aida Chemical Industries Co., Ltd.*	Gold
Al Etihad Gold*	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold
Almalyk Mining and Metallurgical Complex (AMMC)*	Gold
Alpha*	Tin
An Thai Minerals Company Limited	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
AngloGold Ashanti Corrego do Sitio Mineracao*	Gold
Argor-Heraeus SA*	Gold
Asahi Pretec Corporation*	Gold
Asahi Refining Canada Limited*	Gold
Asahi Refining USA Inc.*	Gold
Asaka Riken Co., Ltd.*	Gold
Asia Tungsten Products Vietnam Ltd.*	Tungsten
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
AU Traders and Refiners*	Gold
Aurubis AG*	Gold
Bangalore Refinery*	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Boliden AB*	Gold
C. Hafner GmbH + Co. KG*	Gold
Caridad	Gold
CCR Refinery - Glencore Canada Corporation*	Gold
Cendres + Métaux SA	Gold
Changsha South Tantalum Niobium Co., Ltd.*	Tantalum
Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Company Limited*	Tin
Chimet S.p.A.*	Gold
China Tin Group Co., Ltd.*	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten
Chugai Mining	Gold
CNMC (Guangxi) PGMA Co. Ltd.	Tin

Processing Facility Name	Conflict Mineral(s)
Conghua Tantalum and Niobium Smeltry	Tantalum
Cooperativa Metalurgica de Rondônia Ltda.*	Tin
CV Ayi Jaya*	Tin
CV Dua Sekawan*	Tin
CV Gita Pesona*	Tin
CV Nurjanah	Tin
CV Serumpun Sebalai*	Tin
CV Tiga Sekawan*	Tin
CV United Smelting*	Tin
CV Venus Inti Perkasa*	Tin
D Block Metals, LLC*	Tantalum
Daejin Indus Co., Ltd.*	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold
DODUCO GmbH*	Gold
Dowa*	Gold Tin
DSC (Do Sung Corporation)*	Gold
Duoluoshan*	Tantalum
Eco-System Recycling Co., Ltd.*	Gold
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elemetal Refining, LLC	Gold
Elmet S.L.U.	Tin
EM Vinto*	Tin
Emirates Gold DMCC*	Gold
Estanho de Rondônia S.A.*	Tin
Exotech Inc.†	Tungsten Tantalum
F&X Electro-Materials Ltd.*	Tantalum
Fenix Metals*	Tin
Fidelity Printers and Refiners Ltd.	Gold
FIR Metals & Resource Ltd.*	Tantalum
Fujian Jinxin Tungsten Co., Ltd.*	Tungsten
Gansu Seemine Material Hi-Tech Co Ltd.	Gold
Ganzhou Haichuang Tungsten Industry Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
Geib Refining Corporation*	Gold

Processing Facility Name	Conflict Mineral(s)
Gejiu Fengming Metallurgy Chemical Plant*	Tin
Gejiu Jinye Mineral Company*	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Global Advanced Metals Aizu*	Tantalum
Global Advanced Metals Boyertown*	Tantalum
Global Tungsten & Powders Corp.*	Tungsten
Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	Gold
Guangdong Jinding Gold Limited	Gold
Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum
Guanyang Guida Nonferrous Metal Smelting Plant*	Tin
GCC Gujarat Gold Centre Pvt. Ltd.	Gold
Guoda Safina High-Tech Environment Refinery Co., Ltd.	Gold
H.C. Starck Co., Ltd.*	Tantalum
H.C. Starck Hermsdorf GmbH*	Tantalum
H.C. Starck Inc.*	Tantalum
H.C. Starck Ltd.*	Tantalum
H.C. Starck Smelting GmbH & Co. KG*	Tantalum
H.C. Starck Tantalum and Niobium GmbH*	Tantalum
H.C. Starck Tungsten GmbH*	Tungsten
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Heimerle + Meule GmbH*	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum
Heraeus Metals Hong Kong Ltd.*	Gold
Heraeus Precious Metals GmbH & Co. KG*	Gold
Hi-Temp Specialty Metals, Inc.*	Tantalum
HuiChang Hill Tin Industry Co., Ltd.*	Tin
Huichang Jinshunda Tin Co., Ltd.	Tin
Hunan Chenzhou Mining Co., Ltd.†	Gold Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten
HwaSeong CJ Co., Ltd.	Gold
Hydrometallurg, JSC*	Tungsten
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold
Istanbul Gold Refinery*	Gold
Japan Mint*	Gold

Processing Facility Name	Conflict Mineral(s)
Japan New Metals Co., Ltd.*	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten
Jiangxi Copper Company Limited*	Gold
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten
Jiangxi Dinghai Tantalum & Niobium Co., Ltd*	Tantalum
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten
Jiangxi Ketai Advanced Material Co., Ltd.*	Tin
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten
Jiangxi Tuohong New Raw Material*	Tantalum
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum
Jiujiang Noaferrous Metals Smelting Company Limited*	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum
Johnson Matthey Chemicals Ltd.	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold
JSC Uralelectromed*	Gold
JX Nippon Mining & Metals Co., Ltd.	Gold Tin
Kaloti Precious Metals	Gold
Kazzinc*	Gold
KEMET Blue Metals*	Tantalum
Kemet Blue Powder*	Tantalum
Kennametal Fallon*	Tungsten
Kennametal Huntsville*	Tungsten
Kennecott Utah Copper LLC*	Gold
KGHM Polska Miedź Spółka Akcyjna	Gold
King-Tan Tantalum Industry Ltd.*	Tantalum
Kojima Chemicals Co., Ltd.*	Gold
Korea Zinc Co. Ltd.*	Gold
Kyrgyzaltyn JSC*	Gold
L’ azurde Company For Jewelry	Gold
Lingbao Gold Company Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
LSM Brasil S.A.*	Tantalum
LS-NIKKO Copper Inc.*	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Magnu’s Minerais Metais e Ligas Ltda.*	Tin
Malaysia Smelting Corporation (MSC)*	Tin
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten

Processing Facility Name	Conflict Mineral(s)
Materion*	Gold
Matsuda Sangyo Co., Ltd.*	Gold
Melt Metais e Ligas S.A.*	Tin
Metallic Resources, Inc.*	Tin
Metallo-Chimique N.V.	Tin
Metallurgical Products India Pvt., Ltd.*	Tantalum
Metalor Technologies (Hong Kong) Ltd.*	Gold
Metalor Technologies (Singapore) Pte., Ltd.*	Gold
Metalor Technologies (Suzhou) Co. Ltd.*	Gold
Metalor Technologies S.A.*	Gold
Metalor USA Refining Corporation*	Gold
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Gold
Mineração Taboca S.A.*	Tin Tantalum
Minsur†	Gold Tin
Mitsubishi Materials Corporation*	Gold Tin
Mitsui Mining & Smelting Co., Ltd.*	Gold Tantalum
MMTC-PAMP India Pvt., Ltd.*	Gold
Modeltech Sdn Bhd	Gold Tin
Moliren Ltd.*	Tungsten
Morris and Watson	Gold
Moscow Special Alloys Processing Plant*	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold
Nankang Nanshan Tin Co., Ltd.	Tin
Navoi Mining and Metallurgical Combinat	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Niagara Refining LLC*	Tungsten
Nihon Material Co., Ltd.*	Gold
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum
Nippon Tungsten Co., Ltd.	Tungsten
NPM Silmet AS*	Tantalum
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Tungsten
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin
O.M. Manufacturing Philippines, Inc.*	Tin
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold
Ohura Precious Metal Industry Co., Ltd.*	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold
OJSC Novosibirsk Refinery*	Gold
Operaciones Metalurgical S.A.*	Tin

Processing Facility Name	Conflict Mineral(s)
PAMP S.A.*	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Philippine Chuangxin Industrial Co., Inc.*	Tungsten
Power Resources Ltd.*	Tantalum
Prioksky Plant of Non-Ferrous Metals*	Gold
PT Aneka Tambang (Persero) Tbk*	Gold
PT Aries Kencana Sejahtera*	Tin
PT Artha Cipta Langgeng*	Tin
PT ATD Makmur Mandiri Jaya*	Tin
PT Babel Inti Perkasa*	Tin
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin*	Tin
PT Bangka Tin Industry*	Tin
PT Belitung Industri Sejahtera*	Tin
PT Bukit Timah*	Tin
PT Cipta Persada Mulia	Tin
PT DS Jaya Abadi*	Tin
PT Eunindo Usaha Mandiri*	Tin
PT Inti Stania Prima*	Tin
PT Justindo	Tin
PT Karimun Mining*	Tin
PT Kijang Jaya Mandiri*	Tin
PT Mitra Stania Prima*	Tin
PT O.M. Indonesia*	Tin
PT Panca Mega Persada*	Tin
PT Prima Timah Utama*	Tin
PT Refined Bangka Tin*	Tin
PT Sariwiguna Binasentosa*	Tin
PT Stanindo Inti Perkasa*	Tin
PT Sukses Inti Makmur*	Tin
PT Sumber Jaya Indah*	Tin
PT Timah (Persero) Tbk Kundur*	Tin
PT Tima (Persero) Tbk Mentok*	Tin
PT Tinindo Inter Nusa*	Tin
PT Tirus Putra Mandiri	Tin
PT Tommy Utama*	Tin
PT WAHANA PERKIT JAYA	Tin
PX Precinox SA*	Gold
QuantumClean*	Tantalum
Rand Refinery (Pty) Ltd.*	Gold
Remondis Argentina B.V.	Gold
Republic Metals Corporation*	Gold
Resind Indústria e Comércio Ltda.*	Tin Tantalum
RFH Tantalum Smeltry Co., Ltd.*	Tantalum
Royal Canadian Mint*	Gold

Processing Facility Name	Conflict Mineral(s)
Rui Da Hung*	Tin
SAAMP*	Gold
Sabin Metal Corp.	Gold
SAFINA A.S.	Gold
Sai Refinery	Gold

Samduck Precious Metals*	Gold

SAMWON METALS Corp.	Gold

SAXONIA Edelmetalle GmbH*	Gold

Schone Edelmetaal B.V.*	Gold

SEMPSA Joyería Platería S.A.*	Gold

Shandong Tiancheng Biological Gold Industrial Co., Ltd.*	Gold

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold

Sichuan Tianze Precious Metals Co., Ltd.*	Gold

Singway Technology Co., Ltd.*	Gold

So Accurate Group, Inc.	Gold

SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold

Soft Metais Ltda.*	Tin

Solar Applied Materials Technology Corp.*	Gold

Solikamsk Magnesium Works OAO*	Tantalum

South-East Nonferrous Metal Company Limited of Hengyang City*	Tungsten

Sudan Gold Refinery	Gold

Sumitomo Metal Mining Co., Ltd.*	Gold

T.C.A S.p.A*	Gold

Taki Chemical Co., Ltd.*	Tantalum

Tanaka Kikinzoku Kogyo K.K.*	Gold

Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten

Telex Metals*	Tantalum

Thaisarco*	Tin

The Refinery of Shandong Gold Mining Co., Ltd.*	Gold

Tokuriki Honten Co., Ltd.*	Gold

TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold

Tony Goetz NV	Gold

Processing Facility Name	Conflict Mineral(s)
Torecom*	Gold

Tranzact, Inc.	Tantalum
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin

Ulba Metallurgical Plant JSC*	Tantalum

Umicore Brasil Ltda.*	Gold

Umicore Precious Metals Thailand*	Gold

Umicore S.A. Business Unit Precious Metals Refining*	Gold

Unecha Refractory Metals Plant*	Tungsten

United Precious Metal Refining, Inc.*	Gold

Universal Precious Metals Refining Zambia	Gold

Valcambi S.A.	Gold

Vietnam Youngsun Tungsten Industry Co., Ltd.*	Tungsten

VQB Mineral and Trading Group JSC*	Tin

Western Australian Mint trading as The Perth Mint*	Gold

White Solder Metalurgia e Mineração Ltda.*	Tin

WIELAND Edelmetalle GmbH*	Gold

Wolfram Bergbau und Hütten AG*	Tungsten

Woltech Korea Co., Ltd.*	Tungsten

Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten

Xiamen Tungsten Co., Ltd.*	Tungsten

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten

Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten

XinXing Haorong Electronic Material Co., Ltd.*	Tantalum

Yamamoto Precious Metal Co., Ltd.*	Gold

Yichun Jin Yang Rare Metal Co., Ltd.*	Tantalum

Yokohama Metal Co., Ltd.*	Gold

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin

Yunnan Copper Industry Co., Ltd.	Gold

Yunnan Tin Company Limited*	Tin

Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold

Zhuzhou Cemented Carbide Group Co., Ltd.*	Tantalum

*	Smelter certified as conflict-free by the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and /or the Responsible Jewellery Council Chain-of-Custody Certification as of April 12, 2017.
†	Smelter certified as conflict-free by the CFSI Conflict-Free Smelter Program for only one of two Conflict Minerals supplied

Countries of Origin

Angola	Guyana	Philippines

Argentina	Hong Kong	Poland

Armenia	Hungary	Portugal

Australia	India	Russia

Austria	Indonesia	Rwanda

Belarus	Ireland	Saudi Arabia

Belgium	Israel	Sierra Leone

Bermuda	Italy	Singapore

Bolivia	Japan	Slovakia

Brazil	Jersey	South Africa

Burundi	Kazakhstan	South Korea

Cambodia	Kenya	South Sudan

Canada	Kyrgyzstan	Spain

Central African Republic	Laos	Suriname

Chile	Luxembourg	Sweden

China	Madagascar	Switzerland

Colombia	Malaysia	Taiwan

Congo (Brazzaville)	Mali	Tajikistan

Czech Republic	Mexico	Tanzania

Djibouti	Mongolia	Thailand

DRC – Congo (Kinshasa)	Morocco	Turkey

Ecuador	Mozambique	Uganda

Egypt	Myanmar	United Arab Emirates

Estonia	Namibia	United Kingdom

Ethiopia	Netherlands	United States of America

Finland	New Zealand	Uzbekistan

France	Niger	Vietnam

Germany	Nigeria	Zambia

Ghana	Papua New Guinea	Zimbabwe

Guinea	Peru